Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, Edward K. Aldag, Jr., certify that:
1)	I have reviewed this annual report on Form 10-K/A of Medical Properties Trust, Inc.

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)	Based on my knowledge, the other financial information included in this report is fairly presented in all material respects as of, and for, the periods presented in this report.
Date: April 9, 2010

/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer